UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

Central Plains Bancshares, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-41844	93-2239246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 South Locust Street
Locust, Nebraska		68801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 308 382-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CPBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 26, 2024, Central Plains Bancshares, Inc. held its Annual Meeting of Stockholders. The results of the voting are set forth below.

1.
The election of Directors, each for a three-year term.

	For	Withhold	Broker Non-Votes
Russell R. Rerucha	2,238,377	188,438	702,060
Steven G. Schnieder	2,214,618	212,197	702,060
Joseph P. Stump	2,242,985	183,830	702,060

2. The ratification of the appointment of Plante & Moran, PLLC as independent registered public accounting firm for the year ending June 30, 2025.

For	Against	Abstain	Broker Non-Votes
2,931,680	195,095	2,100	-

3. The approval of the Central Plains Bancshares, Inc. 2024 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
2,154,926	225,711	46,178	702,060

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Exhibit

10.1 Central Plains Bancshares, Inc. 2024 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on October 24, 2024 (File No. 001-41844))

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL PLAINS BANCSHARES, INC.

Date:	December 2, 2024	By:	/s/ Steven D. Kunzman
Steven D. Kunzman
Chairman of the Board, President and Chief Executive Officer